Exhibit (c)(xv)
Exhibit (c)(xi) SUGARCANE\Presentations\2010-04-30 Discussion Materials\04 2010-04-03 Background Materials.doc gbertail 30 Apr 2010 15:20 1/8 Background Materials Goldman Sachs International 30-Apr-2010

Topics for Discussion Key Elements of Melvin’s Proposal Key Elements to Be Agreed 1) Key elements of Melvin’s proposal 1) Minimum total consideration 2) Share exchange offer to controlling holders and cash 2) Price gap between share exchange offer and cash merger to public holders merger 3) Continuing involvement of controlling holders in the 3) Exchange ratio for share exchange offer enlarged business 4) Approval of Melvin’s shareholders might be required 4) Due diligence process (reciprocal) — areas of focus, timing 5) No financing contingency, cash merger to be funded from available cash resources 5) Revenue and cost synergies 6) Negotiation of employment and other incentive 6) Management positions arrangements, as well as customary voting commitments, with the controlling holders 7) Timetable and Announcement date 7) Definitive agreement as soon as possible and by no later than 26 May 8) Customary due diligence, no more than 3 weeks 9) Validation of cost synergies and operational benefits 1

George Implied Multiples at Different Values ($m) Consideration per Share ($) 3.28 3.40 3.61 3.75 3.80 4.00 4.25 4.50 4.75 5.00 Premium vs. Current 0% 4% 10% 14% 16% 22% 30% 37% 45% 52% Total Number of Shares 384 383 381 381 381 380 379 379 378 377 ow/ Convertible Debt 72 71 69 69 69 68 67 66 65 65 Equity Consideration 1,260 1,304 1,377 1,430 1,448 1,520 1,612 1,704 1,795 1,886 ow/ Convertible Debt 236 241 248 258 260 270 284 298 311 324 Enterprise Value 1,316 1,359 1,432 1,485 1,503 1,576 1,668 1,760 1,851 1,942 Base ($m) P/E Multiples 2010E Net Income Pre Conversion 67 15.4 x 16.0 x 16.9 x 17.6 x 17.8 x 18.8 x 19.9 x 21.1 x 22.3 x 23.5 x Post Conversion 75 16.7 17.3 18.3 19.0 19.2 20.2 21.4 22.6 23.9 25.1 2011E Net Income Pre Conversion 114 9.0 9.3 9.9 10.3 10.4 11.0 11.7 12.4 13.0 13.7 Post Conversion 123 10.3 10.6 11.2 11.7 11.8 12.4 13.2 13.9 14.7 15.4 EV/EBITDA Multiples 2010 EV/EBITDA Pre Conversion 97 13.5 13.9 14.6 15.0 15.2 15.8 16.6 17.4 18.2 19.1 Post Conversion 97 13.6 14.0 14.8 15.3 15.5 16.3 17.2 18.2 19.1 20.0 2011 EV/EBITDA Pre Conversion 167 7.8 8.0 8.4 8.7 8.8 9.2 9.6 10.1 10.6 11.0 Post Conversion 167 7.9 x 8.1 x 8.6 x 8.9 x 9.0 x 9.4 x 10.0 x 10.5 x 11.1 x 11.6 [x] Note: $3.61 per share corresponding to the implied blended consideration per share based on a $3.40 stock consideration paid to the controlling stockholders (152m shares, including Sage Summit LP and Lavender Heights Capital LP) and a $3.75 cash consideration paid to all stockholders other than controlling stockholders (including all convertible debt holders). Common shares from conversion of convertible debt include additional change of control shares 2

Public Market Multiples of Selected Companies Selected Traditional and Alternative Asset Managers[1] Excluding Convertible Conversion Equity Closing Calendarized Enterprise Value Div. George Implied Price / Share ($) Market Price P / E Multiples EBITDA Yield P/E EV/EBITDA Company Cap ($m) 27-Apr-2010 2010E 2011E AUM 2010E 2011E 2010 2010E 2011E 2010E 2011E UK Traditional AM Schroders $5,788 $21.06 17.1 x 13.9 x 2.0% 7.5 x 6.2 x 2.5% 3.64 5.08 1.42 2.40 Aberdeen 2,347 2.12 12.3 10.5 1.8 8.9 7.5 4.8 2.62 3.83 1.84 3.13 Henderson 1,853 2.25 15.0 13.3 2.4 11.8 10.3 4.4 3.19 4.86 2.75 4.59 Median 15.0 x 13.3 x 2.0% 8.9 x 7.5 x 4.4% 3.19 4.86 1.84 3.13 North American Alternative AM Blackstone — ENI Basis $16,303 $14.51 23.6 x 16.7 x 16.7% 19.9 x 14.1 x 5.1% 5.03 6.08 5.26 6.62 Och-Ziff 7,198 17.68 13.0 11.3 35.7 11.7 9.2 5.7 2.78 4.10 2.73 4.01 Fortress 2,255 4.98 12.1 8.3 7.9 9.0 7.7 NA 2.59 3.02 1.90 3.21 Median 13.0 x 11.3 x 16.7% 11.7 x 9.2 x 5.4% 2.78 4.10 2.73 4.01 European Alternative AM Ashmore $2,910 $4.10 14.8 x 13.2 x 10.7% 9.1 x 8.2 x 4.6% 3.14 4.80 1.93 3.50 BlueBay 1,102 5.55 14.7 11.4 4.5 10.4 8.2 4.5 3.14 4.17 2.32 3.48 Gartmore 668 2.17 7.6 6.4 1.1 5.9 5.2 2.5 1.63 2.34 0.91 1.87 Gottex 234 7.68 18.8 9.2 2.7 14.7 8.3 2.1 4.00 3.35 3.64 3.54 Median 14.7 x 10.3 x 3.6% 9.8 x 8.2 x 3.5% 3.14 3.76 2.12 3.49 Melvin $6,480 $3.78 13.2 x 9.0 x 15.3% 7.2 x 5.4 x 11.6% George Pre Conversion 1,025 3.28 15.4 9.0 4.6 13.5 7.8 Post Conversion [1] $1,253 16.7 x 10.2 x 5.7% 13.5 x 7.8 x Source: Datastream as of 27-Apr-2010 [1] Illustrative post conversion market capitalisation based on $1,025m market capitalisation and $228.5m convertible notional assuming no change of control share premium. 3

Aggregate Consideration Calculation Aggregate Consideration ($m) Common Stock Outstanding 253.6 Exchangeable Shares 58.9 Total Number of Shares Excluding Convertible (in million) 312.5 Shares from Convertible @ $3.75 68.8 Total Number of Shares Including Convertible (in million) 381.2 Controlling Holders Common & Exchangeable Shares (in million) 151.6 Total Consideration to Controlling Holders @ $3.4 3.40 515.3 Total Consideration to Stockholders Other than Controlling Holders @$3.75 3.75 861.3 Total Reference Aggregate Consideration (in US$ million) 1,377 Note: Controlling holders include Noam Gottesman, Manny Roman, Pierre Lagrange, Sage Summit and, Lavender Heights Capital 4

Aggregate Consideration and Blended Price Sensitivities Aggregate Consideration ($m) Blended Price Exchange Ratio ($) Exchange Ratio ($) 3.40 3.50 3.60 3.70 3.80 3.90 4.00 4.10 4.20 3.40 3.50 3.60 3.70 3.80 3.90 4.00 4.10 4.20 3.75 1,377 1,392 1,407 1,422 NM NM NM NM NM 3.75 3.61 3.65 3.69 3.73 NM NM NM NM NM ) 3.90 1,408 1,423 1,439 1,454 1,469 NM NM NM NM ) 3.90 3.70 3.74 3.78 3.82 3.86 3.90 NM NM NM $ $4.05 1,440 1,455 1,471 1,486 1,501 1,516 1,531 NM NM 4.05 3.79 3.83 3.87 3.91 3.95 3.99 4.03 NM NM Cash Price ( 4.20 1,473 1,488 1,503 1,518 1,533 1,548 1,564 1,579 NM Cash Price ( 4.20 3.88 3.92 3.96 4.00 4.04 4.08 4.12 4.16 4.20 4.35 1,505 1,520 1,535 1,550 1,566 1,581 1,596 1,611 1,626 4.35 3.97 4.01 4.05 4.09 4.13 4.17 4.21 4.25 4.29 4.50 1,537 1,552 1,568 1,583 1,598 1,613 1,628 1,643 1,658 4.50 4.06 4.10 4.14 4.18 4.22 4.26 4.30 4.34 4.38 Aggregate Consideration vs. Current Offer ($m) Blended Price vs. Current Offer ($) Exchange Ratio ($) Exchange Ratio ($) 3.40 3.50 3.60 3.70 3.80 3.90 4.00 4.10 4.20 3.40 3.50 3.60 3.70 3.80 3.90 4.00 4.10 4.20 3.75 0 15 30 45 NM NM NM NM NM 3.75 0.00 0.04 0.08 0.12 NM NM NM NM NM ) 3.90 32 47 62 77 92 NM NM NM NM ) 3.90 0.09 0.13 0.17 0.21 0.25 0.29 NM NM NM $ $4.05 64 79 94 109 124 139 155 NM NM 4.05 0.18 0.22 0.26 0.30 0.34 0.38 0.42 NM NM Cash Price ( 4.20 96 111 126 142 157 172 187 202 NM Cash Price ( 4.20 0.27 0.31 0.35 0.39 0.43 0.47 0.51 0.55 0.59 4.35 128 144 159 174 189 204 219 235 250 4.35 0.36 0.40 0.44 0.48 0.52 0.56 0.60 0.64 0.68 4.50 161 176 191 206 221 236 252 267 282 4.50 0.45 0.49 0.53 0.57 0.61 0.65 0.69 0.73 0.77 5

Synergies NPV Sensitivity Analysis Net Present Value ($m) Net Present Value per Share ($) Assumed 2014E P/E Assumed 2014E P/E 6.0 x 7.0 x 8.0 x 9.0 x 10.0 x 6.0 x 7.0 x 8.0 x 9.0 x 10.0 x 50 218 240 261 283 304 50 0.57 0.63 0.69 0.74 0.80 60 262 288 313 339 365 60 0.69 0.75 0.82 0.89 0.96 m) m) $70 305 335 366 396 426 $70 0.80 0.88 0.96 1.04 1.12 ( ( Pre-tax Synergies Pre-tax Synergies Annual Annual 80 349 383 418 452 487 80 0.92 1.01 1.10 1.19 1.28 90 393 431 470 509 548 90 1.03 1.13 1.23 1.33 1.44 100 436 479 522 565 609 100 1.14 1.26 1.37 1.48 1.60 Note: Assuming 12.9% cost of equity, implementation costs of 1.0x synergies, phasing 50% in 2011E and 100% onwards, and 21% blended tax rate 6

Accretion / (Dilution) Sensitivity Analysis Assuming $50m Pre-tax Synergies, Phased in 50% in 2011E / 100% in 2012E Fiscal Year End 31-Mar 2011E Accretion / (Dilution) Pre Synergies 2012E Accretion / (Dilution) Pre Synergies Exchange Ratio ($) Exchange Ratio ($) 6.1% 3.40 3.50 3.60 3.70 3.80 3.90 4.00 4.10 4.20 5.6% 3.40 3.50 3.60 3.70 3.80 3.90 4.00 4.10 4.20 3.75 6.1% 5.9% 5.7% 5.4% 5.2% 5.0% 4.8% 4.5% 4.3% 3.75 5.6% 5.4% 5.2% 4.9% 4.7% 4.5% 4.3% 4.0% 3.8% 3.90 6.0% 5.8% 5.6% 5.3% 5.1% 4.9% 4.7% 4.4% 4.2% 3.90 5.6% 5.3% 5.1% 4.9% 4.7% 4.4% 4.2% 4.0% 3.8% ) ) $ $4.05 5.9% 5.7% 5.5% 5.3% 5.0% 4.8% 4.6% 4.4% 4.1% 4.05 5.5% 5.3% 5.0% 4.8% 4.6% 4.4% 4.1% 3.9% 3.7% Cash Price ( 4.20 5.8% 5.6% 5.4% 5.2% 4.9% 4.7% 4.5% 4.3% 4.0 % Cash Price ( 4.20 5.4% 5.2% 5.0% 4.8% 4.5% 4.3% 4.1% 3.9% 3.6% 4.35 5.8% 5.5% 5.3% 5.1% 4.9% 4.6% 4.4% 4.2% 4.0% 4.35 5.4% 5.2% 4.9% 4.7% 4.5% 4.3% 4.0% 3.8% 3.6% 4.50 5.7% 5.4% 5.2% 5.0% 4.8% 4.5% 4.3% 4.1% 3.9% 4.50 5.3% 5.1% 4.9% 4.6% 4.4% 4.2% 4.0% 3.8% 3.5% 2011E Accretion / (Dilution) Post Synergies 2012E Accretion / (Dilution) Post Synergies Exchange Ratio ($) Exchange Ratio ($) 9.7% 3.40 3.50 3.60 3.70 3.80 3.90 4.00 4.10 4.20 ##### 3.40 3.50 3.60 3.70 3.80 3.90 4.00 4.10 4.20 3.75 9.7% 9.4% 9.2% 9.0% 8.7% 8.5% 8.3% 8.0% 7.8% 3.75 10.3% 10.0% 9.8% 9.6% 9.3% 9.1% 8.9% 8.6% 8.4% 3.90 9.6% 9.4% 9.1% 8.9% 8.7% 8.4% 8.2% 8.0% 7.7% 3.90 10.2% 10.0% 9.7% 9.5% 9.3% 9.0% 8.8% 8.6% 8.3% ) ) $ $4.05 9.5% 9.3% 9.0% 8.8% 8.6% 8.3% 8.1% 7.9% 7.6% 4.05 10.2% 9.9% 9.7% 9.4% 9.2% 9.0% 8.7% 8.5% 8.3% Cash Price ( 4.20 9.4% 9.2% 8.9% 8.7% 8.5% 8.2% 8.0% 7.8% 7.6% Cash Price ( 4.20 10.1% 9.9% 9.6% 9.4% 9.2% 8.9% 8.7% 8.5% 8.2% 4.35 9.3% 9.1% 8.9% 8.6% 8.4% 8.2% 7.9% 7.7% 7.5% 4.35 10.0% 9.8% 9.6% 9.3% 9.1% 8.9% 8.6% 8.4% 8.2% 4.50 9.2% 9.0% 8.8% 8.5% 8.3% 8.1% 7.8% 7.6% 7.4% 4.50 10.0% 9.7% 9.5% 9.3% 9.0% 8.8% 8.6% 8.3% 8.1% Note: Assuming 2.0% return on excess capital (pre-tax) 7